Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On March 1, 2008, Pioneer Drilling Company (“Pioneer”) acquired the production services business of WEDGE Group Incorporated (“WEDGE”) which provides well services, wireline services and fishing and rental tool services with a fleet of 62 workover rigs, 45 wireline units and approximately $13 million of fishing and rental tools equipment through its facilities in Texas, Kansas, North Dakota, Colorado, Utah and Oklahoma. The aggregate purchase price for the acquisition was approximately $314.8 million, which consisted of assets acquired of $328.5 million and liabilities assumed of $13.7 million. The aggregate purchase price includes $3.4 million of costs incurred to acquire the production services business of WEDGE. We financed the acquisition with approximately $3.3 million of cash on hand and $311.5 million of debt incurred under our new $400 million, 5-year, senior secured revolving credit facility that was obtained on February 29, 2008. The following unaudited pro forma condensed combined financial statements give effect to this transaction. The acquisition of the production services business of WEDGE was initially reported on a Current Report on From 8-K filed on March 3, 2008, which is being amended hereby to include the financial statements required by Item 9.01.
     The unaudited pro forma condensed combined financial statements give effect to our acquisition of WEDGE as if the acquisition had occurred on December 31, 2007, for purposes of the unaudited condensed combined balance sheet as of December 31, 2007. The unaudited pro forma condensed combined financial statements give effect to our acquisition of WEDGE as if the acquisition had occurred on January 1, 2007, and April 1, 2007, for purposes of the unaudited pro forma combined statements of operations for the year ended December 31, 2007 and the nine months ended December 31, 2007, respectively. The date and periods included in the unaudited pro forma condensed combined financial statements for the production services business of WEDGE are the most comparable to those of Pioneer and may differ from those reflected in WEDGE’s historical financial statements.
     We accounted for the WEDGE acquisition using the purchase method of accounting. As such, we recorded the assets (including identifiable intangible assets) acquired and liabilities assumed at their estimated fair values as of the completion of the acquisition on March 1, 2008. Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair value, the final purchase price allocations that will be recorded when we complete our fair value assessment may differ materially from the information presented in this pro forma condensed combined financial information. The final purchase price allocations are required to be finalized within one year after the completion of the WEDGE acquisition.
     The pro forma adjustments are based on available information and certain assumptions made by Pioneer’s management and are subject to change as additional information becomes available. The pro forma adjustments and certain assumptions are described in the accompanying notes. The information presented in the unaudited pro forma condensed combined financial statements is for informational purposes only. The unaudited pro forma condensed combined financial statements do not purport to reflect the results of operation or financial position that would have occurred if the WEDGE acquisition had been consummated on the dates noted above, nor do they purport to reflect the financial position or results of operations as of any future date or for any future period. For instance, the unaudited pro forma combined statements of operations for the year ended and the nine months ended December 31, 2007, do not have any pro forma adjustments for the estimated beneficial impact to operating results derived from the increase in WEDGE’s workover rig and wireline unit fleet that occurred during these periods. WEDGE’s audited combined balance sheets included in Exhibit 99.1 of this Form 8-K/A reflect an increase in total assets from $109.5 million at December 31, 2006 to $177.2 million at December 31, 2007.
     The unaudited pro forma condensed combined financial statements and the accompanying notes thereto should be read in conjunction with, and are qualified by, the historical financial statements and the notes thereto of Pioneer and the production services business of WEDGE. Pioneer’s historical financial statements are included in its Transition Report on Form 10-KT for the fiscal year ended December 31, 2007, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008. The historical financial statements and related notes thereto for the production services business of WEDGE for the year ended December 31, 2007, and the nine months ended December 31, 2007, are attached as Exhibit 99.1 and 99.2 to this Current report on Form 8-K/A. The historical financial information of the production services businesses of WEDGE for the year ended December 31, 2007, and the nine months ended December 31, 2007, included in the unaudited pro forma condensed combined financial statements have been derived from the underlying accounting records of the businesses comprising the production services businesses of WEDGE.
     There can be no assurances that Pioneer will be successful in its efforts to integrate its operations with those of the production services businesses of WEDGE.

Pioneer Drilling Company and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2007
(In thousands)

	Historical
	Pioneer Drilling	WEDGE			Pro Forma	Pro Forma
	Company	Companies			Adjustments	Combined
Current Assets:
Cash and cash equivalents	$76,703	$12,210	(A	)	$(11,042)	$71,507
			(B	)	(3,391)
			(C	)	(2,973)
Receivables	55,231	21,172	(A	)	(746)	75,657
Deferred income taxes	3,670	348	(A	)	(348)	3,670
Inventory	1,180	830	(A	)	62	2,072
Prepaid expenses	5,073	811	(A	)	(28)	5,856

Total current assets	141,857	35,371			(18,466)	158,762

Property and equipment, at cost	578,697	135,119	(A	)	2,166	715,982
Less accumulated depreciation and amortization	(161,675)	(16,883)	(A	)	16,883	(161,675)

Net property and equipment	417,022	118,236			19,049	554,307

Deferred Income Taxes	573	—			—	573
Goodwill	—	20,527	(A	)	146,963	167,490
Note receivable from affiliate	—	2,672	(A	)	(2,672)	—
Intangibles and other assets	760	435	(A	)	(17)	4,151
	—	—	(C	)	2,973	—

Total assets	$560,212	$177,241			$147,830	$885,283

Current liabilities:
Current portion, long-term debt	$—	$8,606	(A	)	$(7,823)	$29,783
			(B	)	29,000
Current portion, other long-term liabilities	—	—	(A	)	100	100
Accounts payable	21,424	7,961	(A	)	(1,129)	28,256
Prepaid drilling contracts	1,933	—			—	1,933
Accrued expenses	18,693	6,094	(A	)	(3,882)	20,905
Payables to affiliates and employees	—	1,811	(A	)	(1,811)	—

	42,050	24,472			14,455	80,977
Long-term debt, less current portion	—	82,737	(A	)	(81,275)	283,962
			(B	)	282,500
Non-current liabilities	254	—	(A	)	100	354
Deferred income taxes	46,836	5,403	(A	)	(3,321)	48,918

Total liabilities	89,140	112,612			212,459	414,211

Commitments and contingencies Shareholders’ equity:
Common stock	4,965	1	(A	)	(1)	4,965
Additional paid-in capital	294,922	28,829	(A	)	(28,829)	294,922
Retained earnings (deficit)	171,185	8,464	(A	)	(8,464)	171,185
Members’ equity	—	27,335	(A	)	(27,335)	—

Total shareholders’ equity	471,072	64,629			(64,629)	471,072

Total liabilities and shareholders’ equity	$560,212	$177,241			$147,830	$885,283

The accompanying notes are an integral part of the unaudited pro forma condensed combined balance sheet.

Pioneer Drilling Company and Subsidiaries
Unaudited Pro Forma Combined Statements of Operations
For The Year Ended December 31, 2007
(In thousands, except per share data)

	Historical
	Pioneer Drilling	WEDGE			Pro Forma	Pro Forma
	Company	Companies			Adjustments	Combined
Revenues	$417,231	$110,071			$—	$527,302

Costs & Expenses:
Operating costs	256,002	56,549	(E	)	594	313,145
Depreciation and amortization	63,588	10,252	(F	)	2,747	77,062

			(G	)	475
General and administrative	14,171	11,958			—	26,129
Bad debt expense	2,612	570			—	3,182

Total operating costs and expenses	336,373	79,329			3,816	419,518

Earnings (loss) from operations	80,858	30,742			(3,816)	107,784

Other income (expense):
Interest expense	(16)	(4,299)	(D	)	(12,109)	(16,424)
Interest income	3,282	423			—	3,705
Other	137	599	(E	)	(594)	142

Total other income (expense)	3,403	(3,277)			(12,703)	(12,577)

Earnings (loss) before tax	84,261	27,465			(16,519)	95,207
Income tax expense	(27,397)	(10,076)	(H	)	4,722	(32,751)

Net earnings (loss)	$56,864	$17,389			$(11,797)	$62,456

Earnings (loss) per common:
Basic	$1.15					$1.26

Diluted	$1.13					$1.24

Weighted average number of shares outstanding:
Basic	49,639					49,639

Diluted	50,187					50,187

The accompanying notes are an integral part of the unaudited pro forma combined statements of operations.

Pioneer Drilling Company and Subsidiaries
Unaudited Pro Forma Combined Statements of Operations
For The Nine Months Ended December 31, 2007
(In thousands, except per share data)

	Historical
	Pioneer Drilling	WEDGE			Pro Forma	Pro Forma
	Company	Companies			Adjustments	Combined
Revenue	$313,884	$87,577			$—	$401,461

Costs & Expenses:
Operating costs	195,596	45,253	(E	)	318	241,167
Depreciation and amortization	48,852	8,225	(F	)	1,525	58,959
			(G	)	357
General and administrative	11,564	9,259			—	20,823
Bad debt expense	2,612	568			—	3,180

Total operating costs and expenses	258,624	63,305			2,200	324,129

Earnings (loss) from operations	55,260	24,272			(2,200)	77,332

Other income (expense):
Interest expense	(16)	(3,440)	(D	)	(8,905)	(12,361)
Interest income	2,401	338			—	2,739
Other	129	321	(E	)	(318)	132

Total other income (expense)	2,514	(2,781)			(9,223)	(9,490)

Earnings (loss) before tax	57,774	21,491			(11,423)	67,842
Income tax expense	(18,129)	(7,760)	(H	)	2,551	(23,338)

Net earnings (loss)	$39,645	$13,731			$(8,872)	$44,504

Earnings (loss) per common:
Basic	$0.80					$0.90

Diluted	$0.79					$0.89

Weighted average number of shares outstanding:
Basic	49,645					49,645

Diluted	50,201					50,201

The accompanying notes are an integral part of the unaudited pro forma combined statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(In thousands)
(A)	To remove the historical basis of assets not acquired, liabilities not assumed and the equity accounts of WEDGE and reflect certain purchase price adjustment. This pro forma adjustment results in the allocation of the preliminary purchase price including the assumption of certain liabilities as noted in the following table:

Current assets	$23,270
Property and equipment	137,285
Intangible asset and other assets	418
Goodwill	167,490

Total assets acquired	$328,463

Current liabilities	$10,042
Long-term debt	1,462
Other long term liabilities	2,182

Total liabilities assumed	$13,686

Net assets acquired	$314,777

(B)	To reflect Pioneer’s financing of the WEDGE acquisition price of $314.8 million with $3.3 million of cash on hand and by incurring $311.5 million in debt under its new $400 million, 5-year, senior secured revolving credit facility that was entered into on February 29, 2008. The $29 million current portion of long term debt represents actual cash payments that have been made to reduce the debt balance after the acquisition date.
(C)	To reflect debt issuance costs of $3.0 million incurred for obtaining the credit facility (See Note B).
(D)	Represents the estimated interest expense associated with borrowing $311.5 million of variable rate debt used to finance the WEDGE acquisition (See Note B) with an effective interest rate of 5.38% (based on LIBOR as of the actual acquisition date plus 2.25%) for the year ended and for the nine months ended December 31, 2007. In addition, this pro forma adjustment for interest expense includes commitment fees of .35% of the unused portion of the senior secured revolving credit facility and the amortization of debt issuance costs over the term of the senior secured revolving credit facility. A 1/8 percentage point change in LIBOR would result in an adjustment to income before taxes of $0.4 million on an annual basis. The following table provides a summary of the interest expense pro forma adjustment:

	December, 31, 2007
	Year	Nine Months
	Ended	Ended
Interest expense on new credit facility debt	$15,360	$11,560
Commitment fee on unused portion of credit facility	380	284
Amortization of debt issuance costs	595	446
Less: WEDGE interest expense for debt not assumed by Pioneer	(4,226)	(3,385)

	$12,109	$8,905

(E)	To reclassify WEDGE’s gain / loss on sale of assets from other income (expense) to operating costs which conforms the statement of operations presentation with Pioneer.
(F)	To reflect the increase in depreciation expense resulting from the purchase price allocation to property and equipment. Depreciation expense is computed on a straight line basis over the estimated useful lives of the applicable asset category as noted in the following table:

			December, 31, 2007
	Useful Life		Year	Nine Months
	in Years	Amount	Ended	Ended
Autos, trucks and trailers	5 - 6	$8,034	$1,545	$1,159
Buildings and improvements	40	1,035	26	19
Office equipment	2 - 5	507	174	131
Workover rigs and equipment	5 - 20	87,651	6,925	5,194
Wireline units and equipment	7 - 10	10,303	2,654	1,990
Fishing and rental tools equipment	7	21,578	1,472	1,104
Land and construction in progress	—	8,177	—	—

		$137,285	12,796	9,597
Less: WEDGE depreciation expense			(10,049)	(8,072)

			$2,747	$1,525

(G)	To reflect the increase in amortization expense resulting from the purchase price allocation for non-compete agreements with certain former WEDGE employees. The pro forma amortization expense for these $1.4 million non-compete agreements is computed on a straight line basis over a three year life as noted below:

	December, 31, 2007
	Year	Nine Months
	Ended	Ended
Amortization expense on new non-compete agreements	$475	$357

(H)	To reflect an estimated effective tax rate of 34.4% and the income tax effect of the pro forma adjustments:

	December, 31, 2007
	Year	Nine Months
	Ended	Ended
Earnings (loss) before tax	$95,207	$67,842
Effective tax rate	34.4%	34.4%

	(32,751)	(23,338)
Less: Historical income tax expense for Pioneer and WEDGE	(37,473)	(25,889)

	$4,722	$2,551